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                                                                    EXHIBIT 23.2



The Board of Directors and Stockholders
Daleen Technologies, Inc.:

We consent to incorporation by reference in this registration statement on Form S-8 of Daleen Technologies, Inc. of our report dated October 31, 2001 referenced herein relating to the financial statements and supplemental schedule of the Daleen Technologies, Inc. 401(k) Profit Sharing Plan, which report appears in Daleen Technologies, Inc.'s Annual Report on Form 11-K for the year ended December 31, 2000.



/s/ Goldstein Lewin & Co.

Boca Raton, Florida

November 28, 2001